Exhibit 99.1

Arrow Electronics Acquires Nu Horizons Electronics

Increases presence in fast-growing Asia-Pacific market

Accretive to earnings in first year

MELVILLE, N.Y.--(BUSINESS WIRE)--September 20, 2010--Arrow Electronics, Inc. (NYSE:ARW) today announced that it has agreed to acquire Nu Horizons Electronics (“Nu Horizons”) in an all cash transaction for $7.00 per share. Nu Horizons is a leading global distributor of advanced technology semiconductor, display, illumination, and power solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS).

Nu Horizons has sales facilities in more than 50 locations across North America, Asia, and Europe and regional logistics centers throughout the globe, serving a wide variety of end markets including industrial, military, networking, telecommunications, and data communications. Nu Horizons partners with best-in-class suppliers to provide in-depth product development, custom logistics, and life-cycle support to its customers. Active components distributed by the company, principally to OEMs, include mainly commercial semiconductor products, such as memory chips, microprocessors, digital and linear circuits, microwave, radio frequency (RF) and fiber-optic components, transistors and diodes.

“This acquisition builds on our strategy to expand our global capabilities, especially in the fast-growing Asia-Pacific region,” said Michael J. Long, chairman, president, and chief executive officer of Arrow Electronics, Inc. “Nu Horizons’ strong customer and supplier relationships and talented employees will allow us to continue to enhance shareholder value.”

Nu Horizons is headquartered in Melville, N.Y., and has over 700 employees. Total sales were $671 million for the fiscal year ended February 28, 2010. The transaction is expected to be $.05-$.10 per share accretive to earnings in the first full year of operations. The acquisition has been approved by the Boards of Directors of both companies and is subject to the approval of Nu Horizons’ shareholders as well as customary regulatory approvals. The transaction is expected to close during the fourth quarter of 2010.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for over 900 suppliers and 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 310 locations in 51 countries and territories.

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release includes forward-looking statements, including statements addressing future financial results. These statements are subject to a number of risks and uncertainties that could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, the company’s implementation of its new global financial system and the company’s planned implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, the company’s ability to generate additional cash flow and the other risks described from time to time in the company’s reports to the Securities and Exchange Commission (including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

CONTACT:
Arrow Electronics, Inc.
Michael Taunton, 631-847-5680
Vice President & Treasurer
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations & Chief Financial Officer
or
Media:
John Hourigan, 303-824-4586
Director, Corporate Communications